UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

SEMTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395		95-2119684
(Commission File Number)		(IRS Employer Identification No.)

200 Flynn Road
Camarillo,	California	93012-8790
(Address of principal executive offices)		(Zip Code)
805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.07 below, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Semtech Corporation (“Semtech” or the “Company”), the stockholders of the Company, upon the recommendation of the Board of Directors (the “Board”) of the Company, approved an amendment and restatement (the “Plan Amendment”) of the Semtech Corporation 2017 Long-Term Equity Incentive Plan (the “2017 Plan”, and the 2017 Plan as amended and restated by the Plan Amendment, the “Amended and Restated 2017 Plan”). The Plan Amendment increased the aggregate number of shares of the Company’s common stock available for award grants under the 2017 Plan by 2,100,000 shares and became effective upon such stockholder approval.

The foregoing summary of the Plan Amendment is qualified in its entirety by reference to the text of the Amended and Restated 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2025, the Board approved the amendment and restatement of the Bylaws of the Company (as so amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws are effective as of June 3, 2025.

The amendments effected by the Amended and Restated Bylaws, among other things: (a) align the Company’s bylaws with developments in Delaware law and jurisprudence; (b) revise the procedural and disclosure requirements applicable to stockholders’ director nominations and proposals for other business; (c) include a provision regarding severability; and (d) add bylaws allowing the Board to operate with reduced procedural requirements during an emergency, as defined in the Delaware General Corporation Law. The Amended and Restated Bylaws also implement certain other ministerial and conforming changes.

The foregoing description does not purport to be complete and is qualified in its entirety by the complete text of the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to Vote of Stockholders.

At the Annual Meeting, which was held on June 5, 2025, stockholders (a) elected the nine nominees identified in the table below to the Board to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; (b) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026; (c) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (d) approved the Amended and Restated 2017 Plan. Set forth below are the final voting tallies for the Annual Meeting.

The total number of shares present in person or by proxy was 80,302,281 shares or 92.7% of the total shares issued and outstanding as of the record date for the Annual Meeting, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal Number 1
Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Martin S.J. Burvill	74,452,159	1,282,198	4,567,924
Rodolpho C. Cardenuto	75,112,248	622,109	4,567,924
Gregory M. Fischer	74,984,762	749,595	4,567,924
Saar Gillai	74,726,834	1,007,523	4,567,924
Hong Q. Hou	75,344,423	389,934	4,567,924
Ye Jane Li	74,715,794	1,018,563	4,567,924
Paula LuPriore	75,256,272	478,085	4,567,924
Julie G. Ruehl	75,338,599	395,758	4,567,924
Paul V. Walsh, Jr.	75,056,271	678,086	4,567,924

Proposal Number 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
80,046,950	189,478	65,853	0

Proposal Number 3
Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
66,052,133	9,609,565	72,658	4,567,924

Proposal Number 4
Amendment and Restatement of the Semtech Corporation 2017 Long-Term Equity Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
74,283,401	1,384,474	66,482	4,567,924

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Semtech Corporation, adopted on June 3, 2025

10.1	Amended and Restated Semtech Corporation 2017 Long-Term Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date:	June 9, 2025	/s/ Mark Lin
		Name:	Mark Lin
		Title:	Chief Financial Officer